SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549

                               _________________

                                    Form 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported):  July 21, 1997


                     BRILLIANT DIGITAL ENTERTAINMENT, INC.
               (Exact Name of Registrant as Specified in Charter)


                  Delaware                0-21637         95-4592204
        (State or Other Jurisdiction    (Commission     (IRS Employer
              of Incorporation)          File Number)  Identification No.)



                          6355 Topanga Canyon Boulevard, Suite 513
                              Woodland Hills, California 91367
                           (Address of Principal Executive Offices)

                                       (818) 346-3653
                               (Registrant's Telephone Number)

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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

     The Audit Committee of the Company has approved the engagement of Price Waterhouse LLP as its independent auditors for the year ending December 31, 1997 to replace the firm of Ernst & Young LLP, who were dismissed as auditors of the Company effective July 21, 1997.

     Ernst & Young LLP audited the consolidated balance sheets of the Company, and the related consolidated statements of operations, stockholders' deficiency and cash flows for each of the two years in the period ended June 30, 1996 and the six months ended December 31, 1996 (collectively, the "Financial Statements"). Except for the report on the Company's consolidated financial statements for the year ended June 30, 1996 (which was prior to the Company's initial public offering) which contained an explanatory paragraph with respect to the Company's ability to continue as a going concern, Ernst & Young LLP's reports on the financial statements did not contain an adverse opinion, disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope or accounting principles. The March 24, 1997 report of Ernst & Young LLP on the Company's consolidated financial statements for the six months ended December 31, 1996 contained no qualifications.

     In connection with the audits of the Company's financial statements for each of the two fiscal years ended June 30, 1996, the six months ended December 31, 1996, and in the subsequent interim period, there were no disagreements with Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Ernst & Young LLP would have caused Ernst & Young LLP to make reference to the matter in their report.

     The Company has requested Ernst & Young LLP to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated July 24, 1997 is filed as Exhibit
99.1 to this Form 8-K.

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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


July 25, 1997                      BRILLIANT DIGITAL ENTERTAINMENT, INC.



                                   By:  /s/ Michael Ozen


                                   _________________________________
                                   Michael Ozen
                                   Chief Financial Officer

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                                 EXHIBIT INDEX

EXHIBITS                                                            PAGE NUMBER
________                                                            ___________

99.1      Letter from Ernst & Young LLP, dated July 24, 1997                 5


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